Exhibit 10.12
Form 10-SB
Dr. Christopher's Original Formulas Inc.
File No.:


            DR. CRISTOPHER'S ORIGINAL FORMULAS, INC.
                    STOCK INCENTIVE AGREEMENT

     DR. CHRISTOPHER'S ORIGINAL FORMULAS, INC., a New Jersey corporation (the "Company"), hereby grants effective as of July 1, 2000, to Robert Scott (the "Employee"), an option to purchase a maximum of 500,000 shares of its Common Stock, $.001 par value per share, at the price of $1.00 per share, on the following terms and conditions:

1. Grant Under 2000 Stock Incentive Plan. This option is granted pursuant to and is governed by the Company's 2000 Stock Incentive Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company. A duplicate original of this instrument shall not effect the grant of another option.

     The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 3 and 4, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

3. Vesting. The shares allocated and earned hereunder to the Holder shall vest; i.e. become non-forfeitable, in four (4) equal portions for each twelve (12) month period of service by the Holder with the Company over a forty eight (48) month period commencing four (4) years after the date of this agreement. In the event the Holder should, for any reason, terminate his consulting or employee relationship with the Company prior to the completion of sixty (60) months of service in such capacity, then the unvested portion of the shares, allocated hereunder, shall be forfeited.

4. Termination of Employment. Except as provided in Section 20 hereof, if the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable and this option shall terminate the date employment ceases, but in no event later than the scheduled expiration

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date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

5. Deaths; Disability. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised on the date of the Employee's death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within one (1) year after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of the Employee's disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of the termination of the Employee's employment, at any time within one (1) year after such termination, but not later than the scheduled expiration date. At the expiration of such one-year period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof

7.   Payment of Price. The option price is payable as follows:

     (a) in cash or by checks, or any combination of the foregoing, equal in amount to the option price.

     (b) in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors or Committee, as appropriate) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.

     As provided above, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to this option, if shares of that class are then publicly traded (as defined below), such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if
(i) the Company is then prohibited from purchasing or acquiring

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shares of the class of its stock thus tendered to it, or (ii) the right or power of the person exercising the option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company as indicated by legends upon the certificate(s) or as known to the Company), For purposes of this paragraph: (a) "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("Nasdaq"), operated by the National Association of Securities Dealers, Inc. ("NASD"); and (b) for credit toward the purchase price, shares so surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported, therefor in Level 2 of Nasdaq, or if no such quotations are reported on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the person then entitled to exercise this option may, in lieu of using previously outstanding shares therefor, use some of the shares as to which this option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates but shall include a statement directing the Company to withhold so many of the shares that would otherwise have been delivered upon that exercise of this option as equals the number of shares that would have been transferred to the Company if the purchase price had been paid with previously issued stock.

     No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this option, unless and until such shares have been issued to such person as fully paid shares.

     No certificate or certificates for shares of stock purchased upon exercise of this option shall be issued and delivered prior to the admission of such shares to listing on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

     Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of
Section 83 of the Code.

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8.   Agreement to Purchase for Investment. By acceptance of this option, the Employee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act of 1933. Employee has had access to all information required by Employee to make an investment decision and Employee has had an opportunity to ask questions of and receive answers from the Company pertaining to the Company, its business, this option and the underlying Common Stock.

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons to exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate representing such shares as soon as practicable after the notice shall be received. The certificate for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to
Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution or except as permitted by Rule l6b-3 under the Securities Exchange Act of 1934. During the Employee's lifetime only the Employee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

12.  No Obligation to Continue Employment. The Company and any
Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the Employee in employment.

13. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor

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has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

14. Capital Changes and Business Successions. Subject to Section 20 hereof, the Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and
mergers. Provisions in the Plan for     adjustment with respect
to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 4 through 5 hereof, both inclusive, employment by the Company includes employment by a Related Corporation as defined in the Plan.

15. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the Employee was granted this option or (b) one (1) year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

16. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 15) of Common
Stock received by the Employee on exercise   of this option, the
Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the
Company's discretion, the amount required    to be withheld may
be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Employee on exercise of this Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under withheld.

17.  Company's Right of First Refusal.

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     (a)  Exercise of Right: If the Employee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Employee desires to accept, the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within thirty (30) days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within sixty (60) days from the date of receipt by the Company of the Option Notice.

     (b) Sale of Option Shares to Offeror: The Employee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company for sixty (60) days after the expiration of the thirty
(30) day period during which the Company may give the aforesaid counter-notice; provided, however, that the Employee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Employee, within thirty (30) days of its receipt of the Option Notice, stating that the Employee shall not sell his Option Shares to the Offeror; and provided, further, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 17. If any or all of such Option Shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 17.

     (c) Adjustments for Changes in Capital Structure: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares, or the like, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his ownership of, Option Shares.

     (d) Failure to Deliver Option Shares: In the event the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to the Company pursuant to this Section 17, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the State of Utah, giving notice of such deposit to the Employed, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or

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trust company for the benefit of the Employee. All monies
deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Employee reflecting the restrictions on transfer provided in this Section 17.

18. No Exercise of Option if Employment Terminated for Misconduct. If the employment of the Employee is terminated for "Misconduct", this option shall terminate on the date of such
termination of employment and all unvested   or unexercised
options shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with his assigned duties;
(ii) a determination by two-thirds of the members of the Board of Directors that the Employee has inadequately performed the duties of his employment; (iii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and to be heard at a hearing before the Board of Directors or any Committee and present evidence on his behalf. For the purposes of this
Section 18, termination of employment shall be deemed to occur when the Employee receives notice that his employment is terminated.

19.  Company's Right of Repurchase.

     (a)  Rights of Repurchase. If any of the events specified in
Section 19(b) below occur, then:

          (i) with respect to shares acquired upon exercise of this option prior to the occurrence of such event, within sixty
(60) days after the Company receives actual knowledge of the event, and

          (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within sixty (60) days following the later of the date of such exercise or the date the Company receives actual knowledge of such event,(in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not a portion of, the shares from the Employee, or his legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Employee, or his legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the

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Repurchase Period, and, together with such notice, tendering to the Employee, or his legal representative, an amount equal to the higher of the option price or the fair market value of the shares. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this Section 19(a), Employee, or his legal representative, shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

     If shares are not purchased under the Repurchase Option, the Employee and his successor in interest, if any, will hold any such shares in his possession subject to all of the provisions of this Agreement.

     (b)  Company's Right to Exercise Repurchase Option : The
Company shall have the Repurchase Option in the event that any of the following events shall occur:

          (i) The receivership, bankruptcy or other creditor's proceeding regarding the Employee or the taking of any of Employee's shares acquired upon exercise of this option by legal process, such as a levy of execution;

          (ii) Distribution of shares held by the Employee to his spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company; or

          (iii) The termination of the Employee's employment by the Company for Misconduct (as defined in Section 18 hereof).

     (c) Determination of Fair Market Value: The fair market value of the shares subject to this option shall be, for purposes of this Section 19, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law and this Agreement, the existence or absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event occurs.

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20.  Changes in Control. Notwithstanding any other provisions hereof, this option shall accelerate so that the Employee shall have the right, at all times until the expiration or earlier termination of the option, to exercise the unexercised portions of this option, including the portions thereof which would, but for this Section 20, entitled "Changes in Control," not yet be exercisable, from and after any Involuntary Termination within twenty-four (24) months after a Change in Control that occurs while the Employee is an employee of the Company or any of its Related Corporations. For purposes of this Section 20: (a) an "Involuntary Termination" is any termination of the Employee's employment with the Company or with any of its Related Corporation for reasons other than (i) the Employee's death, (ii) the Employee's total disability as defined in the Plan, (iii) the Employee's retirement under circumstances that entitle the Employee to full benefits under one or another of his employer's retirement or pension plans or programs generally applicable to salaried employees, or (iv) termination for misconduct as defined in Section 18 hereof, and (b) a "Change in Control" means any of the following events if they occur after the date of grant of this option: the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and Regulations 13D - G thereunder) of thirty percent (30%) or more of the class of securities then subject to this option is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act), or the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of the Company's business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its Related Corporations (taken as a whole) to any such person or group of persons.

21.  Provision of Documentation to Employee. By signing this
Agreement, the Employee acknowledges receipt of a copy of this Agreement and a copy of the Company's 2000 Stock Option Plan.

22. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Utah.

23. Holding Period. The Employee acknowledges that if the shares acquired upon exercise of this option are not held for at least twelve (12) months following the date of grant, the grant of this option will be deemed a purchase that may be matched against any sale of the Company's securities occurring within twelve (12) months of the grant and may create liability for the Employee pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended. Certain holding periods are also required under the Internal Revenue Code of 1986, as amended, in order for this option to qualify as an incentive stock option.

     IN WITNESS WHEREOF the Company and the Employee have caused this instrument to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

EMPLOYEE:                COMPANY:
                         DR. CHRISTOPHER'S ORIGINAL FORMULAS,
INC.


/s/ Robert Scott              By: /s/ Robert Scott
                         Its: President

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